Exhibit 99.1
2008-14

    Contact:                 R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO PRESENT AT LEHMAN BROTHERS CONFERENCE

HOUSTON (August 22, 2008) – Cameron President and Chief Executive Officer Jack B. Moore will appear at the Lehman Brothers CEO Energy/Power Conference on Tuesday, September 2, 2008.  His remarks will be available on a live webcast.
The conference presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 1:00 p.m. Eastern time (12:00 p.m. Central).  The session will be archived on Cameron’s website beginning the day after the live webcast.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###
Website: www.c-a-m.com